UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2007

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On May 31, 2007, Robert G. Phillips delivered notice of his resignation as a director and as President and Chief Executive Officer of Enterprise Products GP, LLC, which is our general partner, with each such resignation to be effective as of June 30, 2007. Mr. Phillips will continue to serve in his current capacities until the effectiveness of his resignations.

(c)           Our general partner is initiating a search to fill the positions currently held by Mr. Phillips. Dr. Ralph S. Cunningham, our general partner’s Group Executive Vice President and Chief Operating Officer, will serve as acting Chief Executive Officer beginning upon the effectiveness of Mr. Phillips’s resignation. Dr. Cunningham, 66, was elected Group Executive Vice President and Chief Operating Officer of our general partner in December 2005 and a director in February 2006. Dr. Cunningham previously served as a director of our general partner from 1998 until March 2005 and served as chairman and a director of the general partner of TEPPCO from March 2005 until November 2005. He retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. Dr. Cunningham serves as a director of Tetra Technologies, Inc. (a publicly traded energy services and chemical company), EnCana Corporation (a Canadian publicly traded independent oil and natural gas company) and Agrium, Inc. (a Canadian publicly traded agricultural chemicals company). He was a director of EPCO, Inc., an affiliate of our general partner ("EPCO"), from 1987 to 1997.

(e)           In connection with Mr. Phillips’s resignation, EPCO and Mr. Phillips entered into an Agreement and Release (the “Separation Agreement”) on May 31, 2007. The Separation Agreement provides that EPCO shall pay to Mr. Phillips (i) approximately $30,000 for accrued but unused paid time off, (ii) a separation payment of $12,000,000 and (iii) COBRA payments until the earlier of November 30, 2008 or the date upon which Mr. Phillips becomes eligible to participate in the medical plan of a subsequent employer. The Separation Agreement also provides that all of Mr. Phillips’s unvested restricted units, options and unit appreciation rights in us or Enterprise GP Holdings L.P., our affiliate, will be forfeited upon the effective date of his resignation.

In consideration of the above, Mr. Phillips released EPCO and its affiliates from any and all claims that may arise related to the term of his employment. Mr. Phillips also has agreed not to disclose any confidential information related to us or our affiliates or to solicit our employees and customers or those of our affiliates. The Separation Agreement will become binding on June 7, 2007 unless revoked by Mr. Phillips prior to that date.

Item 7.01 Regulation FD Disclosure.

 A copy of the Press Release announcing Mr. Phillips’s resignation is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products GP, LLC, as general partner

Date: June 5, 2007	By: ___/s/ Michael J. Knesek_______________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller
and Principal Accounting Officer
of Enterprise Products GP, LLC